Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006, in the Registration Statement on Form S-1 and related Prospectus of Golfsmith International Holdings, Inc. dated March 14, 2006.
/s/ Ernst & Young LLP
Austin, Texas
March 14, 2006